N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Short Intermediate Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$2,667,548	$0.25		9,554,014	$5.90
Class B	$207,252	$0.20		869,815	$5.90
Class C	$479,593	$0.20		2,208,829	$5.90
Class I	$38,409,749	$0.26		121,304,369	$5.90
Class IS	$582,823	$0.26		2,185,570	$5.90


Evergreen Adjustable Rate Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$16,869,533	$0.42	  	33,764,342	$9.21
Class B	$12,922,255	$0.35		29,786,443	$9.21
Class C	$22,966,221	$0.35		54,024,258	$9.21
Class I	$69,741,414	$0.45		147,821,383	$9.21
Class IS	$10,561,636	$0.42		17,757,744	$9.21


Evergreen Limited Duration Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$202,813	$0.48		460,285	$10.07
Class B	$158,737	$0.40		352,318	$10.07
Class C	$267,344	$0.40		610,194	$10.07
Class I	$13,427,987	$0.50		23,825,155	$10.07
Class IS	$216,132	$0.47		431,056	$10.07